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                                                                     EXHIBIT 8.1

                       [LETTERHEAD OF HUNTON & WILLIAMS]







                                  July 20, 2001


FelCor Lodging Trust Incorporated
545 E. John Carpenter Freeway, Suite 1300
Irving, Texas  75062

MeriStar Hospitality Corporation
1010 Wisconsin Ave., N.W.
Washington, D.C.  20007


                        FelCor Lodging Trust Incorporated
                                Qualification as
                          Real Estate Investment Trust

Ladies and Gentlemen:

                  We have acted as tax counsel to FelCor Lodging Trust Incorporated, a Maryland corporation (the "Company"), in connection with the proposed merger (the "Merger") of MeriStar Hospitality Corporation, a Maryland corporation ("MeriStar"), into the Company and the proposed merger (the "Partnership Merger") of a wholly-owned subsidiary of FelCor Lodging Limited Partnership, a Delaware limited partnership (the "Operating Partnership"), into MeriStar Hospitality Operating Partnership, L.P., a Delaware limited partnership ("MeriStar Operating Partnership"). You have requested our opinion regarding certain U.S. federal income tax matters in connection with the Merger.

                  The Company currently owns equity interests in 185 hotels and associated personal property (the "Hotels") through the Operating Partnership and other subsidiary partnerships, joint ventures, and limited liability companies (collectively, the "Subsidiary Partnerships"). The "Subsidiary Partnerships" do not include any entity or subsidiary of an entity for which a "taxable REIT subsidiary" ("TRS") election has been made or will be made for federal income tax purposes. The Operating Partnership and the Subsidiary Partnerships lease 183 of the Hotels to the Company's taxable REIT subsidiaries or a subsidiary thereof (together, the "TRS Lessees") pursuant to substantially similar operating leases (collectively, the "Leases"). The remaining two Hotels are not leased.



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FelCor Lodging Trust Incorporated
MeriStar Hospitality Corporation
July 20, 2001
Page 2


                  The holding company for the TRS Lessees is FelCor TRS Holdings, L.P. ("TRS Holdings"), a Delaware limited partnership the 1% general partner of which is FelCor TRS I, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Operating Partnership ("TRS GP"), and the 99% limited partner of which is the Operating Partnership. TRS Holdings elected to be taxed as a corporation for federal income tax purposes as of January 1, 2001, and the Company and TRS Holdings elected to treat TRS Holdings as a TRS for federal income tax purposes as of January 1, 2001. As of January 1, 2001, the Company acquired all of the membership interests in DJONT Operations, L.L.C., a former lessee of the Company's Hotels, in exchange for partnership interests in the Operating Partnership and contributed the membership interests in such entity to TRS Holdings. As of January 1, 2001, the Company also acquired 11 of the leases for the Hotels that, prior to January 1, 2001, were leased by Bristol Hotels & Resorts, Inc., a Delaware corporation, or a subsidiary thereof ("BHR"), in exchange for shares of the Company's common stock and contributed those leases to a subsidiary of TRS Holdings. As of July 1, 2001, the Company acquired the remaining 88 leases for the Hotels that were leased by BHR prior to July 1, 2001 in exchange for shares of the Company's common stock and contributed those leases to a subsidiary of TRS Holdings.

                  One of (i) Hilton Hotels Corporation or its subsidiary, (ii) Starwood Hotels & Resorts Worldwide, Inc. or its subsidiary, (iii) Interstate Hotels Corporation or its subsidiary, (iv) Coastal Hotel Group, Inc. or its subsidiary, (v) MeriStar Hotels & Resorts, Inc. or its subsidiary, or (vi) Bass (U.S.A.) Incorporated or its subsidiary ("Bass") operates and manages all of the Hotels that are leased by the TRS Lessees pursuant to management agreements (the "Management Agreements") with the TRS Lessees. Bass operates and manages one of the two Hotels that are not leased to a lessee, and an independent hotel management company manages the other Hotel that is not leased to a lessee.

                  In connection with the opinion rendered below, we have examined the following:

1. the Company's Articles of Amendment and Restatement, as duly filed with the Department of Assessments and Taxation of the State of Maryland on June 22, 1995, as amended or supplemented by Articles of Merger dated June 23, 1995, Articles Supplementary dated April 30, 1996,



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FelCor Lodging Trust Incorporated
MeriStar Hospitality Corporation
July 20, 2001
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Articles of Amendment dated August 8, 1996, Articles of Amendment dated June 16,
1997, Articles of Amendment dated October 30, 1997, and Articles of Amendment dated July 27, 1998;

2. the Company's Bylaws;

3. the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated June 28, 1994, among the Company, as general partner, and several limited partners, as amended on November 17, 1995, January 9, 1996, January 10, 1996, May 2, 1996, September 16, 1996, May 16, 1997, February 6,
1998, May 6, 1998, July 28, 1998, December 29, 1998, December 31, 1998, March 1,
1999, February 27, 2000, and November 1, 2000, and as amended by Addendums Number 1 (and Annexes Number 1 and 2 thereto), dated January 9, 1996, Number 2, dated May 2, 1996, and Number 3, dated May 6, 1998, thereto;

4. the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the "Operating Partnership Agreement") among the Company, as general partner, and several limited partners, in the form filed as an exhibit to the Registration Statement on Form S-4 (No. 333-62510) under the Securities Act of 1933, as amended (the "1933 Act"), relating to the Merger (the "Registration Statement");

5. the partnership agreements, operating agreements, and joint venture agreements governing the Subsidiary Partnerships;

6. the TRS elections for (i) TRS Holdings, (ii) Kingston Plantation Development Corp., a Delaware corporation that is wholly owned by the Operating Partnership ("Kingston"), and (iii) FelCor TRS II, Inc., a Delaware corporation that is wholly owned by the Operating Partnership ("TRS II"), and the automatic TRS elections for (i) DJONT/EPT Manager, Inc., a Delaware corporation all of the stock of which is owned by a wholly-owned subsidiary of TRS Holdings, and (ii) Promus/FelCor Manager, Inc., a Delaware corporation in which Kingston owns 50% of the stock;

7. the Leases;

8. the Management Agreements;

9. the Agreement and Plan of Merger dated as of May 9, 2001 (the "Merger Agreement") among the Company, the Operating Partnership, MeriStar, and MeriStar


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FelCor Lodging Trust Incorporated
MeriStar Hospitality Corporation
July 20, 2001
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Operating Partnership, as proposed to be amended by the form of First Amendment to the Agreement and Plan of Merger, filed as an exhibit to the Registration Statement (the "First Amendment");

10. the Registration Statement;

11. the opinion of Jenkens & Gilchrist that the discussion contained in the Registration Statement under the caption "United States Federal Income Tax Considerations--U.S. Federal Income Tax Consequences of the Merger" fairly describes the federal income tax considerations that are likely to be material to a holder of FelCor common stock; and

12. such other documents as we have deemed necessary or appropriate for purposes of this opinion.

         In connection with the opinion rendered below, we have assumed generally that:

1. each of the documents referred to above has been duly authorized, executed, and delivered; is authentic, if an original, or is accurate, if a copy; and has not been amended;

2. the Company will not make any amendments to its organizational documents, the Operating Partnership Agreement, or the organizational documents of the Subsidiary Partnerships (the "Subsidiary Partnership Agreements") after the date of this opinion that would affect its qualification as a REIT for any taxable year;

3. each partner or member of the Operating Partnership and the Subsidiary Partnerships (each, a "Partner") that is a corporation or other entity has a valid legal existence;

4. each Partner has full power, authority, and legal right to enter into and to perform the terms of the Operating Partnership Agreement and the Subsidiary Partnership Agreements and the transactions contemplated thereby;

5. no action will be taken by the Company, the Operating Partnership, the Subsidiary Partnerships, the Partners, TRS GP, TRS Holdings, the TRS Lessees, Kingston, or TRS II after the date hereof that would have the effect of altering the facts upon which the opinion set forth below is based;



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FelCor Lodging Trust Incorporated
MeriStar Hospitality Corporation
July 20, 2001
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6. the Merger Agreement and the other documents relating to the Merger (the
"Merger Documents") have not been amended (other than pursuant to the First Amendment) and will not be amended after the date of this opinion in a manner that would affect the Company's qualification as a REIT for any taxable year; and

7. the Merger Documents will be complied with without waiver.

                  Based on the documents and assumptions set forth above and the discussions in the Registration Statement under the captions "United States Federal Income Tax Considerations--U.S. Federal Income Tax Consequences of FelCor's Status as a REIT" and "United States Federal Income Tax Considerations" (which are incorporated herein by reference), we are of the opinion that the descriptions of the law and the legal conclusions contained in the Registration Statement under the captions "United States Federal Income Tax Considerations--U.S. Federal Income Tax Consequences of FelCor's Status as a REIT" and "United States Federal Income Tax Considerations" are correct in all material respects, and the discussions thereunder fairly describe the federal income tax considerations that are likely to be material to a holder of FelCor common stock and a holder of units of limited partnership interest in MeriStar Operating Partnership, respectively.

                  While the descriptions referred to under the captions "United States Federal Income Tax Considerations--U.S. Federal Income Tax Consequences of FelCor's Status as a REIT" and "United States Federal Income Tax Considerations" discuss, respectively, the material anticipated U.S. federal income tax consequences of the Company's status as a REIT to stockholders of the Company and MeriStar and the material anticipated U.S. federal income tax consequences of the Partnership Merger to holders of units of limited partnership interest in MeriStar Operating Partnership, those descriptions do not purport to address all U.S. federal income tax consequences of the Company's status as a REIT or of the Partnership Merger and our opinion is limited to those U.S. federal income tax consequences specifically discussed therein.

                  Except with respect to the discussions in the Registration Statement under the captions "Summary--United States Federal Income Tax Considerations," "Risk Factors--FelCor and MeriStar are subject to potential tax risks," "Risk Factors--The federal income tax consequences to you of the partnership merger and the ownership by you of our units after the partnership merger are complex, and you should carefully consider them," "United States Federal Income Tax Considerations--U.S. Federal Income Tax Consequences of FelCor's Status as a REIT," and "United States Federal Income Tax Considerations," we have not participated in the preparation of the Registration Statement and we do not assume any responsibility for, and make no




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FelCor Lodging Trust Incorporated
MeriStar Hospitality Corporation
July 20, 2001
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representation that we have independently verified, the accuracy, completeness, or fairness of the statements contained in the Registration Statement.

                  The foregoing opinion is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code") and the Treasury regulations thereunder (the "Regulations"), published administrative interpretations thereof, and published court decisions. The Internal Revenue Service has not issued Regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification. No assurance can be given that the law will not change in a way that will prevent the Company from qualifying as a REIT.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to Hunton & Williams under the captions "United States Federal Income Tax Considerations" and "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required by
Section 7 of the 1933 Act or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

                  The foregoing opinion is limited to the U.S. federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax or other matters or to any issues arising under the tax laws of any other country, or any state or locality. We undertake no obligation to update the opinion expressed herein after the date of this letter. This opinion letter is solely for the information and use of the addressees, and it may not be distributed, relied upon for any purpose by any other person, quoted in whole or in part or otherwise reproduced in any document, or filed with any governmental agency without our express written consent.


                                        Very truly yours,


                                        /s/ HUNTON & WILLIAMS